UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                         PURSUANT TO SECTION 13 OR 15(d)
                                     of the
                         SECURITIES EXCHANGE ACT OF 1934

                         Date of Report: August 25, 2003

                               HEALTHBRIDGE, INC.
             (Exact name of registrant as specified in its charter)

                                      TEXAS
         (State or other jurisdiction of incorporation or organization)

          000-30377                                    06-1538201
          ---------                                    ----------
   (Commission File Number)               (IRS Employer Identification Number)




                             Nora Coccaro, President
   1818-1177 West Hastings Street, Vancouver, British Columbia, Canada V6E 2K3
   ---------------------------------------------------------------------------
                    (Address of principal executive offices)

                                 (604) 602-1717
                                 --------------
              (Registrant's telephone number, including area code)



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ITEM 5.  Other Events

On July 18, 2003, an Annual Meeting of the Stockholders of Healthbridge, Inc. ("Company") was held to consider the election of Markus Mueller and Nora Coccaro as Company directors, the approval of management's decision to engage Jones Simkins L.L.P. as the Company's auditors for the year ending December 31, 2003, and a consolidation of the Company's common stock on a one for twenty (1:20) reverse split basis and to reflect such action, if approved, in an amendment to the Company's articles of incorporation. Proxies representing 13,924,639 or 67% of the Company's issued and outstanding shares constituted quorum for the purpose of considering the matters presented.

The shareholders elected Markus Mueller by a vote of 13,924,439 in favor and 200 against to the Company's board of directors and elected Nora Coccaro by a vote of 13,927,339 in favor and 300 against to the Company's board of directors.

The shareholders approved the appointment of Jones Simkins L.L.P. as the Company's auditors for the year ending December 31, 2003 by a vote of 13,917,503 in favor and 0 against with 10,136 abstentions.

The shareholders approved management's proposal to effect a reverse split of the Company's common stock on a one-for-twenty (1:20) basis by a vote of 12,538.503 in favor and 750,000 against with 636,136 abstentions. The reverse split was effected on August 25, 2003, subsequent to the filing of an amendment to the Company's articles of incorporation with the State of Texas. The Company's new trading symbol on the Over the Counter Bulletin Board is "HHBR".

ITEM 7.  Financial Statements and Exhibits

The following exhibit(s) are included as part of this report:

1. Amendment to the Company's Articles of Incorporation dated July 18, 2003 (SEC Reference Number 3(i)(b).

Pursuant to the requirement of the Securities Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HEALTHBRIDGE, INC.

Signature                                   Date



By: /s/ Nora Coccaro                        August 25, 2003
    ----------------
Name:  Nora Coccaro
Title:   President




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EXHIBIT 3(i)(b)

          ARTICLES OF AMENDMENT TO THE AMENDED AND RESTATED ARTICLES OF
                      INCORPORATION OF HEALTHBRIDGE, INC.


Pursuant to the provisions of Article 4.04 of the Texas Business Corporation Act, the undersigned corporation records the following action taken by its stockholders as part of its Amended and Restated Articles of Incorporation.

On July 18, 2003 a majority of the stockholders of Heathbridge, Inc. approved certain action proposed by the corporation's board of directors at the annual general meeting, which action is recorded herein as part of the corporation's Amended and Restated Articles of Incorporation dated May 10, 1999.

                                   ARTICLE ONE

The name of the corporation is Healthbridge, Inc.

                                   ARTICLE TWO

The following action was approved by a majority of the stockholders of the corporation on July 18, 2003:

The stockholders approved a one for twenty (1:20) reverse split of the corporation's common stock.

                                  ARTICLE THREE

The number of shares of the corporation outstanding at the time this action was approved and these actions ratified was 20,533,346 and the number of shares entitled to vote thereon was 20,533,346.

                                  ARTICLE FOUR

The number of shares voted to consider a one for twenty (1:20) reverse split of the corporation's common stock was 12,538,503 in favor, 750,000 against with 636,136 votes abstaining from the vote. The number of votes cast in favor of the reverse split of the corporation's common stock by the stockholders was sufficient for approval of same.

                                  ARTICLE FIVE

The manner, in which any exchange, reclassification or cancellation of issued shares provided for in the reverse split shall be effected, is as follows:

At 5.00 p.m. Pacific Time on August 22, 2003, a date subsequent to the filing of these Articles of Amendment to the Amended and Restated Articles of Incorporation with the Texas Secretary of State, all outstanding shares of common stock held by each holder of record on such date shall be automatically combined at the rate of one-for-twenty (1:20) without any further action on the part of the holders thereof or this corporation. No fractional shares will be issued. All fractional shares for one-half share or more shall be increased to the next higher whole number of shares and all fractional shares of less than one-half share shall be decreased to the next lower whole number of shares, respectively.

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                                   ARTICLE SIX

The manner in which such action effects a change in the amount of stated capital is as follows:

Article Two of these Articles of Amendment to the Amended and Restated Articles of Incorporation empowers the corporation to effectuate a one for twenty (1:20) reverse split of the corporation's common stock without amending either the par value or the authorized stock structure of the corporation; such that the existing issued and outstanding 20,533,346 common shares par value $0.0001 shall become 1,026,667 common shares of $0.0001 par value.

The reverse split will have the effect of reducing stated capital by $1,950.66.

Dated July 18, 2003




/s/ Nora Coccaro
Nora Coccaro
President

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